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                                              Exhibit 23.1



               CONSENT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Forest Oil
Corporation of our report dated February 8, 1999, relating to the consolidated balance sheets of Forest Oil
Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Forest Oil Corporation.


                                 KPMG LLP


Denver, Colorado
June 25, 1999